UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: November 14, 2008 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 14, 2008, in exchange for an aggregate purchase price of $214,181,000, Umpqua Holdings Corporation issued and sold to the United States Department of the Treasury pursuant to the TARP Capital Purchase Program the following: (i) 214,181 shares of the Company’s newly designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share and liquidation preference $1,000 per share (and $214,181,000 liquidation preference in the aggregate) and (ii) a warrant to purchase up to 2,221,795 shares of the Company’s common stock, no par value per share, at an exercise price of $14.46 per share, subject to certain anti-dilution and other adjustments. The Warrant may be exercised for up to ten years after it is issued.

The issuance and sale of the preferred stock and warrant are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act.

In connection with the issuance and sale of the Company’s securities, the Company entered into a Letter Agreement including the Securities Purchase Agreement — Standard Terms, dated November 14, 2008, with the U.S. Treasury (the “Agreement”). The Agreement contains limitations on the payment of quarterly cash dividends on the Company’s Common Stock in excess of $0.19 per share, and on the Company’s ability to repurchase its Common Stock. The Agreement also grants the holders of the Series A Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant registration rights and subjects the Company to executive compensation limitations included in the Emergency Economic Stabilization Act of 2008.

The Series A Preferred Stock will bear cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the $1,000 per share liquidation preference, but will only be paid when, as and if declared by the Company’s Board of Directors out of funds legally available therefor. The Series A Preferred Stock has no maturity date and ranks senior to our Common Stock (and pari passu with the Company’s other authorized series of preferred stock, of which no shares are currently outstanding) with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

On November 10, 2008, the Company filed with the Secretary of State of the State of Oregon, Articles of Amendment to its Restated Articles of Incorporation establishing the terms of the Series A Preferred Stock.

Copies of the Agreement, Warrant, Articles of Amendment to the Company’s Restated Articles of Incorporation relating to the Series A Preferred Stock and form of Series A Preferred Stock Certificate are included as exhibits to this Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03 and 5.03 hereof. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	3.1	Restated Articles of Incorporation (as amended to add Article IX—designation of Series A Preferred Stock)
	4.1	Form of Stock Certificate for the Series A Preferred Stock
	4.2	Warrant to purchase up to 2,221,795 shares of Common Stock, issued on
November 14, 2008
	10.1	Letter Agreement, dated November 14, 2008, including Securities Purchase
Agreement—Standard Terms, between the Company and the United States
Department of the Treasury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)

Dated: November 14, 2008	By: /s/ Ronald Farnsworth Ronald Farnsworth EVP/Chief Financial Officer